Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-266017) and Form S-3 (File No. 333-263855) of our report dated March 31, 2023 with respect to the audited financial statements of Greenwich Lifesciences, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 15, 2024